AMENDMENT NO. 4
TO
SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES
AGREEMENT
     This Amendment dated as of December 19, 2011, amends the he Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Sector Funds (Invesco Sector Funds), a Delaware statutory trust is hereby amended as follows:
W I T N E S S E T H:
     WHEREAS, the Trust desires to amend the Agreement to remove the following series portfolios: Invesco Financial Services Fund, Invesco Mid Cap Value Fund, Invesco Small-Mid Special Value Fund, Invesco Special Value Fund, Invesco U.S. Small Cap Value Fund, Invesco U.S. Small/Mid Cap Value Fund, Invesco Value Fund, Invesco Value II Fund, Invesco Van Kampen Capital Growth Fund, Invesco Van Kampen Enterprise Fund, Invesco Van Kampen Technology Fund and Invesco Van Kampen Utility Fund;
     NOW, THEREFORE, the parties agree that;
2.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
FEE SCHEDULE TO
SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES
AGREEMENT OF
AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

Portfolios	Effective Date of Agreement
Invesco Energy Fund	July 1, 2006
Invesco Gold & Precious Metals Fund	July 1, 2006
Invesco Leisure Fund	July 1, 2006
Invesco Technology Fund	July 1, 2006
Invesco Utilities Fund	July 1, 2006
Invesco Technology Sector Fund	February 12, 2010
Invesco U.S. Mid Cap Value Fund	February 12, 2010
Invesco Van Kampen American Value Fund	February 12, 2010
Invesco Van Kampen Comstock Fund	February 12, 2010
Invesco Van Kampen Mid Cap Growth Fund	February 12, 2010

Portfolios	Effective Date of Agreement
Invesco Van Kampen Small Cap Value Fund	February 12, 2010
Invesco Van Kampen Value Opportunities Fund	February 12, 2010
     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Net Assets
0.023%	First $1.5 billion
0.013%	Next $1.5 billion
0.003%	Over $3 billion

*	Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.”

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

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